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Exhibit 99.1

Exhibit 99.1

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
Table of Contents
As of June 30, 2002

THE MILLS CORPORATION
OVERVIEW

The Company

        The Mills Corporation (the "Company") is a fully integrated, self-managed real estate investment trust ("REIT").

        The Company conducts all of its business through The Mills Limited Partnership ("the Operating Partnership"), in which it owned, as of June 30, 2002, a 1% interest as the sole general partner and a 68.84% interest as a limited partner. The Company, through the Operating Partnership, is engaged in the ownership, development, redevelopment, leasing, acquisition, expansion and management of super-regional, retail and entertainment-oriented centers at various locations throughout the United States, two community shopping centers and a portfolio of 46 single tenant net lease properties ("Net Lease Properties"). As of June 30, 2002, the Operating Partnership owned or held an interest in the following projects and two community centers.

Arizona Mills	Tempe, AZ (Phoenix)
Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)
Concord Mills	Concord, NC (Charlotte)
Discover Mills	Sugarloaf, GA (Atlanta)
Franklin Mills	Philadelphia, PA
Grapevine Mills	Grapevine, TX (Dallas/Forth Worth)
Gurnee Mills	Gurnee, IL (Chicago)
Katy Mills	Katy, TX (Houston)
Ontario Mills	Ontario, CA (Los Angeles)
Opry Mills	Nashville, TN
Potomac Mills	Woodbridge, VA (Washington, DC)
Sawgrass Mills and The Oasis at Sawgrass	Sunrise, FL (Ft. Lauderdale)
The Block at Orange	Orange, CA (Los Angeles)
COMMUNITY CENTERS
Concord Mills Marketplace	Concord, NC (Charlotte)
Liberty Plaza	Philadelphia, PA

        The Company is actively involved in the development or predevelopment of a number of projects, including Colorado Mills (Denver, CO), Madrid Xanadu (Madrid, Spain), St. Louis Mills (St. Louis, MO), Vaughan Mills (Toronto, Canada), Meadowlands Mills (Carlstadt, NJ) and San Francisco Piers 27-31 (San Francisco, CA).

        Additionally, the Operating Partnership owns MillsServices Corp. ("MSC"), a taxable REIT subsidiary formed in connection with the Company's initial public offering to provide development, management, leasing and financial services to entities owned by unconsolidated joint ventures of the Company. MSC does not perform any services to entities in which the Company is not a significant investor. MSC also owns 100% of Mills Enterprises, Inc. ("MEI"), an entity that owns 60% of FoodBrand L.L.C. ("FoodBrand") the Company's food and beverage entity that was created in 1999 to master lease, manage and operate food courts and restaurants at the Company's malls.

THE MILLS CORPORATION
OVERVIEW (CONTINUED)

Cautionary Statement

        Certain information contained in this Supplemental Information package may constitute "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guaranties of future performance.

        Forward-looking statements, which can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "estimate", "would be" or "continue" or the negative thereof or other variations thereon or comparable terminology, are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends, and uncertainties are the general economic climate; the supply and demand for retail properties; interest rate levels; the availability to the Company of financing for its development projects; and other risks associated with the development, acquisition, and operation of retail properties, including risks that the development of a project may not be completed on schedule, that the Company may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, as well as those risks described in the section entitled "Risk Factors" in the Annual Report on Form 10-K filed on March 28, 2002 with the Securities and Exchange Commission.

        The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

Funds From Operations:

        The Company generally considers Funds From Operations ("FFO") a widely used and appropriate measure of performance for an equity REIT which provides a relevant basis for comparison among REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means income (loss) before minority interest (determined in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the performance of the Company. The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and (iii) should not be considered as an alternative to net income (determined in accordance with GAAP) for purposes of evaluating the Company's operating performance.

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES

        The following table presents certain information with respect to the operating properties.

Name/Location	Metropolitan Area Serviced	Year Opened/ Acquired	Total GLA (Sq. Ft.) (1)	Anchor Store GLA (Sq. Ft.) (1)	Specialty Store GLA (Sq. Ft.) (1)	No. of Anchor Stores (2)
Mills
Arizona Mills Tempe, AZ	Phoenix	1997	1,227,000	706,000	521,000	17
Arundel Mills Anne Arundel County, MD	Baltimore, MD/ Washington, DC	2000	1,163,000	625,000	538,000	13
Concord Mills Concord, NC	Charlotte	1999	1,247,000	691,000	556,000	17
Discover Mills Sugarloaf, GA	Atlanta	2001	1,088,000	566,000	522,000	12
Franklin Mills Philadelphia, PA	Philadelphia/ Wilmington	1989	1,739,000	1,146,000	593,000	19
Grapevine Mills Grapevine, TX	Dallas/Forth Worth	1997	1,546,000	1,027,000	519,000	19
Gurnee Mills Gurnee, IL	Chicago/ Milwaukee	1991	1,577,000	942,000	635,000	15
Katy Mills Katy, TX	Houston	1999	1,190,000	605,000	585,000	13
Ontario Mills Ontario, CA	Los Angeles	1996	1,455,000	954,000	501,000	22
Opry Mills Nashville, TN	Nashville	2000	1,113,000	595,000	518,000	16
Potomac Mills Woodbridge, VA	Washington, DC/ Baltimore, MD	1985	1,635,000	853,000	782,000	17
Sawgrass Mills and The Oasis at Sawgrass Sunrise, FL	Fort Lauderdale/ Miami/Palm Beach	1990/1999	2,132,000	1,305,000	827,000	22

Mills Totals			17,112,000	10,015,000	7,097,000	202

The Block at Orange	Los Angeles/ Orange County	1998	655,000	385,000	270,000	10

Community Centers
Liberty Plaza	Philadelphia	1994	372,000	319,000	53,000	4
Concord Mills Marketplace	Charlotte, NC	2001	120,000	109,000	11,000	1

Community Centers Totals			492,000	428,000	64,000	5

(1)
Presents approximate gross leaseable area ("GLA") of each of the operating properties. Included in GLA is approximately 973,000 square feet owned by certain store tenants located as follows: Potomac Mills—80,000 square feet; Franklin Mills—210,000 square feet; Sawgrass Mills—282,000 square feet; Gurnee Mills—251,000 square feet; Liberty Plaza—14,000 square feet; Ontario Mills—125,000 square feet; and Concord Mills Marketplace—11,000.

(2)
Anchor stores include all stores occupying at least 20,000 square feet and certain store tenants described in footnote (1).

'

THE MILLS CORPORATION
SUMMARY OF PROPERTIES UNDER CONSTRUCTION

Name/Location	Metropolitan Area Serviced	Anticipated Opening Date(1)	Approx. GLA (Sq. Ft.) (1)(2)	Estimated Aggregate Project Cost(1) (millions)	Required Equity from Company (millions)	Company's Equity at 6/30/02 (millions)	Anchor Store Tenant Commitments	Percentage Pre-Leased
Colorado Mills Lakewood, CO	Denver	Fall 2002	1,200,000	$213	$25.0	$20.9	11	70.9%
Madrid Xanadu Madrid, Spain	Madrid	Spring 2003	1,200,000	$202	$60.0	$60.7	8	57.0%
St. Louis Mills St. Louis, MO	St. Louis	Fall 2003	1,050,000	$226	$37.4	$17.3	4	N/A	(3)

  (1)
  Anticipated opening dates, approximate GLA and estimated aggregate project cost are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.

  (2)
  Approximate GLA includes space that may be owned by certain anchor store tenants.

  (3)
  The Company recently has begun leasing efforts for this project and has obtained numerous letters of interest.

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
CONSTRUCTION IN PROGRESS
(In Millions)

	Gross-Unaudited June 30, 2002	Mills Share Unaudited June 30, 2002
Consolidated CIP	$52.8	$52.8
Combined Joint Venture Operating Properties CIP	4.6	1.4
Combined Joint Venture Development CIP	345.3	180.1

TOTAL CONSTRUCTION IN PROGRESS	$402.7	$234.3

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Statements of Operations Data:
Revenues:
Minimum rent	$26,987	$26,052	$54,034	$52,165
Percentage rent	27	52	216	105
Recoveries from tenants	12,715	13,091	25,107	24,995
Other property revenue	2,669	3,160	6,281	5,297
Management fee income from unconsolidated joint ventures	2,805	2,348	5,370	5,143
Other fee income from unconsolidated joint ventures	2,328	1,813	3,507	5,229

Total operating revenues	47,531	46,516	94,515	92,934

Expenses:
Recoverable from tenants	10,920	9,880	21,600	19,777
Other operating	1,372	549	2,744	1,452
General and administrative	3,241	3,399	6,537	6,523
Depreciation and amortization	10,234	9,528	20,579	18,894

Total operating expenses	25,767	23,356	51,460	46,646

	21,764	23,160	43,055	46,288
Other income and expenses:
Equity in earnings of unconsolidated joint ventures before extraordinary items	3,196	956	9,347	2,067
Interest income	2,255	1,041	3,490	1,877
Interest expense, net	(12,193)	(15,217)	(25,300)	(30,224)
Other income (expense)	1,894	725	1,924	(1,182)

Income before extraordinary items and minority interests:	16,916	10,665	32,516	18,826
Extraordinary losses on debt extinguishment	—	—	—	(16,157)
Equity in extraordinary losses on debt extinguishment of unconsolidated joint ventures	—	(108)	—	(108)

Income before minority interests:	16,916	10,557	32,516	2,561
Minority interests	(5,412)	(4,243)	(11,115)	(1,025)

Net income	$11,504	$6,314	$21,401	$1,536

Income per share before extraordinary items (Basic)	$0.33	$0.27	$0.67	$0.48

Income per share before extraordinary items (Diluted)	$0.32	$0.26	$0.66	$0.47

Net income per share (Basic)	$0.33	$0.27	$0.67	$0.07

Net income per share (Diluted)	$0.32	$0.26	$0.66	$0.06

Funds from Operations:
Income before extraordinary items and minority interests	$16,916	$10,665	$32,516	$18,826
Adjustments:
Add: Depreciation and amortization of real estate assets	9,377	8,657	18,874	17,172
Real estate depreciation and amortization of unconsolidated joint ventures	11,710	8,574	20,715	17,052

Funds from operations	$38,003	$27,896	$72,105	$53,050

Shares — Units Outstanding:
Basic:
Weighted average shares	34,955	23,727	31,877	23,448
Weighted average shares and units	51,674	39,554	48,635	39,316
Diluted:
Weighted average shares	35,823	24,235	32,742	23,868
Weighted average shares and units	52,542	40,063	49,499	39,696

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED JUNE 30, 2002

Wholly-Owned Properties	Stabilized Properties (2)	New Properties (3)	Net Lease Properties	Total
Rental Revenues
Minimum rent	$24,199	$275	$2,513	$26,987
Percentage rent	27	—	—	27
Recoveries from tenants	12,687	28	—	12,715
Other property revenues	2,668	1	—	2,669

Total rental revenues	39,581	304	2,513	42,398

Property Operating Costs
Recoverable from tenants	10,911	9	—	10,920
Other operating (1)	1,371	1	—	1,372

Total property operating costs	12,282	10	—	12,292

Property Operating Income	$27,299	$294	$2,513	$30,106

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$20,805	$26,352	$—	$47,157
Percentage rent	208	3	—	211
Recoveries from tenants	8,548	10,983	—	19,531
Other property revenues	2,499	2,380	10	4,889

Total rental revenues	32,060	39,718	10	71,788

Property Operating Costs
Recoverable from tenants	7,867	9,913	—	17,780
Other operating (1)	527	790	232	1,549

Total property operating costs	8,394	10,703	232	19,329

Property Operating Income	$23,666	$29,015	$(222)	$52,459

Percent Leased Wholly-owned and Unconsolidated Joint Venture Properties (4)	91.6%	92.7%		91.9%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,013 and joint venture properties of $2,372.
(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.
(3)
The new wholly-owned property is Concord Mills Marketplace. New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills, Arundel Mills and Discover Mills.
(4)
Gross leasable area leased is defined as all space leased and for which rent is being paid as of June 2002, excluding tenants with leases having a term of less than 1 year plus gross leaseable area owned by store tenants.

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplement Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED JUNE 30, 2001

Wholly-Owned Properties	Stabilized Properties (2)	Net Lease Properties	Disposed Properties (3)	Total
Rental Revenues
Minimum rent	$23,385	$2,518	$149	$26,052
Percentage rent	52	—	—	52
Recoveries from tenants	12,326	—	765	13,091
Other property revenues	2,013	—	1,147	3,160

Total rental revenues	37,776	2,518	2,061	42,355

Property Operating Costs
Recoverable from tenants	9,880	—	—	9,880
Other operating (1)	1,095	34	(580)	549

Total property operating costs	10,975	34	(580)	10,429

Property Operating Income	$26,801	$2,484	$2,641	$31,926

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (4)	Total
Rental Revenues
Minimum rent	$22,040	$21,083	$43,123
Percentage rent	168	172	340
Recoveries from tenants	8,913	8,037	16,950
Other property revenues	1,502	1,273	2,775

Total rental revenues	32,623	30,565	63,188

Property Operating Costs
Recoverable from tenants	8,322	6,745	15,067
Other operating (1)	652	1,192	1,844

Total property operating costs	8,974	7,937	16,911

Property Operating Income	$23,649	$22,628	$46,277

Percent Leased Wholly-owned and Unconsolidated Joint Venture Properties (5)	94.4%	91.4%	93.6%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,020 and joint venture properties of $2,350.
(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.
(3)
Reflects the settlement of pro-ration adjustments in conjunction with the sale of ten of the Company's community centers (the "Disposed Properties") to an unrelated third party in the third quarter of 2000.
(4)
New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
(5)
Gross leasable area leased is defined as all space leased and for which rent is being paid as of June 2002, excluding tenants with leases having a term of less than 1 year plus gross leaseable area owned by store tenants.

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE SIX MONTHS ENDED JUNE 30, 2002

Wholly-Owned Properties	Stabilized Properties (2)	New Properties (3)	Net Lease Properties	Total
Rental Revenues
Minimum rent	$48,458	$550	$5,026	$54,034
Percentage rent	216	—	—	216
Recoveries from tenants	25,050	57	—	25,107
Other property revenues	6,274	7	—	6,281

Total rental revenues	79,998	614	5,026	85,638

Property Operating Costs
Recoverable from tenants	21,591	9	—	21,600
Other operating (1)	2,743	1	—	2,744

Total property operating costs	24,334	10	—	24,344

Property Operating Income	$55,664	$604	$5,026	$61,294

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$41,449	$52,683	$—	$94,132
Percentage rent	512	68	—	580
Recoveries from tenants	17,108	20,388	3	37,499
Other property revenues	4,608	4,339	10	8,957

Total rental revenues	63,677	77,478	13	141,168

Property Operating Costs
Recoverable from tenants	15,626	18,254	—	33,880
Other operating (1)	993	1,776	292	3,061

Total property operating costs	16,619	20,030	292	36,941

Property Operating Income	$47,058	$57,448	$(279)	$104,227

Percent Leased Wholly-owned and Unconsolidated Joint Venture Properties (4)	91.6%	92.7%		91.9%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $2,035 and joint venture properties of $4,858.
(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.
(3)
The new wholly-owned property is Concord Mills Marketplace. New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills, Arundel Mills and Discover Mills.
(4)
Gross leasable area leased is defined as all space leased and for which rent is being paid as of June 2002, excluding tenants with leases having a term of less than 1 year plus gross leaseable area owned by store tenants.

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplement Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE SIX MONTHS ENDED JUNE 30, 2001

Wholly-Owned Properties	Stabilized Properties (2)	Net Lease Properties	Disposed Properties (3)	Total
Rental Revenues
Minimum rent	$46,687	$5,036	$442	$52,165
Percentage rent	105	—	—	105
Recoveries from tenants	24,230	—	765	24,995
Other property revenues	4,150	—	1,147	5,297

Total rental revenues	75,172	5,036	2,354	82,562

Property Operating Costs
Recoverable from tenants	19,777	—	—	19,777
Other operating (1)	1,998	34	(580)	1,452

Total property operating costs	21,775	34	(580)	21,229

Property Operating Income	$53,397	$5,002	$2,934	$61,333

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (4)	Total
Rental Revenues
Minimum rent	$44,437	$42,308	$86,745
Percentage rent	507	502	1,009
Recoveries from tenants	18,002	16,023	34,025
Other property revenues	3,400	3,090	6,490

Total rental revenues	66,346	61,923	128,269

Property Operating Costs
Recoverable from tenants	16,789	13,713	30,502
Other operating (1)	1,877	1,966	3,843

Total property operating costs	18,666	15,679	34,345

Property Operating Income	$47,680	$46,244	$93,924

Percent Leased Wholly-owned and Unconsolidated Joint Venture Properties (5)	94.4%	91.4%	93.6%

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $2,045 and joint venture properties of $4,624.
(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.
(3)
Reflects the settlement of pro-ration adjustments in conjunction with the sale of ten of the Company's community centers (the "Disposed Properties") to an unrelated third party in the third quarter of 2000.
(4)
New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
(5)
Gross leasable area leased is defined as all space leased and for which rent is being paid as of June 2002, excluding tenants with leases having a term of less than 1 year plus gross leaseable area owned by store tenants.

THE MILLS CORPORATION
UNCONSOLIDATED JOINT VENTURES
NET INCOME AND FUNDS FROM OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Revenues:
Minimum rent	$47,157	$43,123	$94,132	$86,745
Percentage rent	211	340	580	1,009
Recoveries from tenants	19,531	16,950	37,499	34,025
Other revenues	4,889	2,775	8,957	6,490

Total operating revenues	71,788	63,188	141,168	128,269

Expenses:
Recoverable from tenants	17,780	15,067	33,880	30,502
Other operating expenses (1)	3,921	4,194	7,919	8,467
Depreciation and amortization	24,996	22,055	49,327	43,850

Total operating expenses	46,697	41,316	91,126	82,819

	25,091	21,872	50,042	45,450
Other Income (Expense):
Interest income	883	874	1,667	2,219
Interest expense, net	(22,189)	(22,130)	(43,432)	(45,732)
Other income (expense)	1,669	1,069	7,464	2,199

Income before Extraordinary Losses on Debt Extinguishment	5,454	1,685	15,741	4,136
Extraordinary losses on debt extinguishment	—	(442)	—	(442)

Net Income	$5,454	$1,243	$15,741	$3,694

Mills share of net income	$3,196	$956	$9,347	$2,067

Reconciliation of Net Income to Funds From Operations:
Net income before extraordinary losses on debt extinguishment	$5,454	$1,685	$15,741	$4,136
Adjustments:
Depreciation and amortization of real estate assets	24,996	22,055	49,327	43,850

Funds From Operations	$30,450	$23,740	$65,068	$47,986

Mills Allocations:
Mills share of FFO	$14,906	$9,530	$30,062	$19,119
Management fees due Mills	2,025	1,776	3,982	3,536

Total Mills FFO	$16,931	$11,306	$34,044	$22,655

(1)
Total property operating costs include management fees of $2,372 and $2,350 for the three months ended June 30, 2002 and 2001, respectively, and $4,858 and $4,624 for the six months ended June 30, 2002 and 2001, respectively.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE

Wholly-Owned Properties (1)
(unaudited)

        The following table summarizes lease expirations assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of June 30, 2002 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2002	1	70,597	$215,436	$3.05	2.07%	0.72%
2003	7	411,050	2,627,313	6.39	12.06%	8.79%
2004	10	482,368	4,209,524	8.72	14.16%	14.08%
2005	9	270,654	3,065,982	11.32	7.94%	10.26%
2006	8	434,393	4,329,111	9.96	12.75%	14.48%
2007	5	134,729	1,240,315	9.20	3.95%	4.15%
2008	5	348,708	2,999,529	8.60	10.23%	10.04%
2009	5	398,793	3,452,789	8.65	11.70%	11.55%
2010	6	238,079	2,064,869	8.67	6.99%	6.91%
2011	2	97,872	994,566	10.16	2.87%	3.33%
2012	2	166,627	778,000	4.66	4.89%	2.60%
After 2012	6	354,154	3,913,085	11.04	10.39%	13.09%

	66	3,408,024	$29,890,519	$8.77	100.00%	100.00%

Specialty Tenant Expirations
2002	60	185,900	$4,402,225	$23.68	8.14%	7.25%
2003	125	362,375	9,217,709	25.43	15.87%	15.17%
2004	78	276,335	6,621,669	23.96	12.10%	10.90%
2005	113	454,778	11,591,385	25.48	19.92%	19.07%
2006	102	299,156	7,943,117	26.55	13.10%	13.07%
2007	61	169,354	4,847,851	28.62	7.42%	7.98%
2008	27	64,587	2,050,517	31.74	2.83%	3.38%
2009	26	101,558	3,044,939	29.98	4.45%	5.01%
2010	34	76,425	2,775,556	36.31	3.35%	4.57%
2011	48	162,043	4,614,376	28.47	7.10%	7.60%
2012	34	91,165	2,641,438	28.97	3.99%	4.35%
After 2012	8	39,593	1,004,116	25.36	1.73%	1.65%

	716	2,283,269	$60,754,898	$26.60	100.00%	100.00%

Total Tenant Expirations
2002	61	256,497	$4,617,661	$18.00	4.51%	5.09%
2003	132	773,425	11,845,022	15.31	13.58%	13.07%
2004	88	758,703	10,831,193	14.27	13.33%	11.95%
2005	122	725,432	14,657,367	20.20	12.75%	16.17%
2006	110	733,549	12,272,228	16.72	12.89%	13.54%
2007	66	304,083	6,088,166	20.02	5.34%	6.72%
2008	32	413,295	5,050,046	12.21	7.26%	5.57%
2009	31	500,351	6,497,728	12.98	8.79%	7.17%
2010	40	314,504	4,840,425	15.39	5.53%	5.34%
2011	50	259,915	5,608,942	21.57	4.57%	6.19%
2012	36	257,792	3,419,438	13.26	4.53%	3.77%
After 2012	14	393,747	4,917,201	12.48	6.92%	5.42%

	782	5,691,293	$90,645,417	$15.92	100.00%	100.00%

(1)
Excludes approximately 850,000 square feet of GLA owned by tenants and a ground lease of approximately 150,000 square feet.

(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE

Unconsolidated Joint Venture Properties (1)
(unaudited)

        The following table summarizes lease expirations, assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of June 30, 2002 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2002	3	70,401	$973,376	$13.82	1.21%	1.33%
2003	2	44,258	531,096	12.00	0.76%	0.73%
2004	3	72,842	896,068	12.30	1.25%	1.23%
2005	3	62,472	730,798	11.69	1.07%	1.00%
2006	6	142,022	1,794,018	12.63	2.43%	2.46%
2007	13	344,581	5,397,229	15.66	5.90%	7.39%
2008	6	191,090	2,514,870	13.16	3.27%	3.44%
2009	20	649,161	8,972,839	13.82	11.12%	12.28%
2010	27	877,810	11,546,164	13.15	15.04%	15.81%
2011	15	614,713	7,405,495	12.04	10.53%	10.14%
2012	14	819,931	6,632,000	8.08	14.05%	9.08%
After 2012	26	1,947,350	25,647,149	13.17	33.37%	35.11%

	138	5,836,631	$73,041,102	$12.51	100.00%	100.00%

Specialty Tenant Expirations
2002	91	267,182	$6,026,234	$22.55	6.84%	5.97%
2003	90	285,345	6,946,675	24.34	7.31%	6.89%
2004	122	460,418	10,213,748	22.18	11.79%	10.12%
2005	121	422,495	10,530,402	24.92	10.82%	10.44%
2006	132	424,507	10,843,038	25.54	10.87%	10.75%
2007	128	385,589	9,546,563	24.75	9.88%	9.46%
2008	82	232,465	7,314,651	31.46	5.95%	7.25%
2009	91	271,641	7,616,581	28.03	6.96%	7.55%
2010	130	469,917	13,506,207	28.74	12.05%	13.40%
2011	101	449,732	12,088,970	26.88	11.52%	11.98%
2012	42	181,653	5,162,386	28.41	4.65%	5.12%
After 2012	9	53,084	1,082,267	20.38	1.36%	1.07%

	1,139	3,904,028	$100,877,722	$25.83	100.00%	100.00%

Total Tenant Expirations
2002	94	337,583	$6,999,610	$20.73	3.47%	4.02%
2003	92	329,603	7,477,771	22.68	3.38%	4.30%
2004	125	533,260	11,109,816	20.83	5.47%	6.39%
2005	124	484,967	11,261,200	23.22	4.98%	6.47%
2006	138	566,529	12,637,056	22.30	5.82%	7.27%
2007	141	730,170	14,943,792	20.46	7.50%	8.59%
2008	88	423,555	9,829,521	23.20	4.35%	5.65%
2009	111	920,802	16,589,420	18.01	9.45%	9.54%
2010	157	1,347,727	25,052,371	18.58	13.84%	14.40%
2011	116	1,064,445	19,494,465	18.31	10.93%	11.21%
2012	56	1,001,584	11,794,386	11.77	10.28%	6.78%
After 2012	35	2,000,434	26,729,416	13.36	20.53%	15.38%

	1,277	9,740,659	$173,918,824	$17.85	100.00%	100.00%

(1)
Excludes approximately 125,000 square feet of GLA owned by tenants and a ground lease of approximately 180,000 square feet.

(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
RENTAL RATES
(unaudited)

        The following tables present the average base rent per leased square foot of store openings and closings for the anchor and specialty store tenants in the aggregate for the six months ended June 30, 2002 and for the four years ended December 31, 2001, 2000, 1999 and 1998 (except as noted in footnote (1)).

ANCHOR STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Six Months Ended June 30, 2002	$11.30	90,691	$5.39	339,760	$5.91	109.60%
Year Ended December 31, 2001	15.94	133,185	7.54	498,868	8.41	111.48%
Year Ended December 31, 2000	14.24	313,287	10.16	177,003	4.08	40.16%
Year Ended December 31, 1999	10.39	297,754	9.05	112,302	1.34	14.81%
Year Ended December 31, 1998	11.94	234,059	8.48	224,636	3.46	40.80%
SPECIALTY STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Six Months Ended June 30, 2002	$28.02	291,889	$25.88	393,470	$2.14	8.27%
Year Ended December 31, 2001	28.63	618,806	24.58	829,916	4.05	16.48%
Year Ended December 31, 2000	29.07	423,771	25.16	391,141	3.91	15.54%
Year Ended December 31, 1999	26.09	318,864	24.50	454,633	1.59	6.49%
Year Ended December 31, 1998	23.43	405,408	21.80	339,988	1.63	7.48%

(1)
Opry Mills, Arundel Mills and Discover Mills are excluded from this analysis, because they are in their initial lease-up phase. For the same reason, Grapevine Mills and Arizona Mills are excluded for 1998, The Block at Orange is excluded for 1999 and 2000, and The Oasis at Sawgrass, Concord Mills and Katy Mills are excluded for 2000.

(2)
The re-leasing spread is the difference between per square foot openings and per square foot closings. The re-leasing spreads for the six months ended June 30, 2002 may not be representative of annualized leasing spreads due to the limited time period.

THE MILLS CORPORATION
AVERAGE RENTS
(unaudited)

        The following table presents certain information regarding operating rents with respect to the existing Mills and The Block at Orange annualized as of June 30, 2002 and for the four years ended December 31, 2001, 2000, 1999 and 1998.

	MINIMUM PLUS PERCENTAGE RENT (1)
		Total Stores		Anchor Stores		Specialty Stores
Year	Average Percent Leased (2)	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.
2002	91.9%	$284,519,541	$18.55	$102,361,143	$11.21	$182,158,398	$29.37
2001	93.3%	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000	95.0%	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999 (3)	96.0%	166,145,597	16.41	57,382,233	9.55	108,763,364	26.43
1998 (3)	96.0%	143,417,531	15.41	47,700,311	8.65	95,717,220	25.24

(1)
Amounts exclude annualized Mainstreet rental income of approximately $5,727,000 for 2002, $4,708,000 for 2001, $4,308,000 for 2000, $2,659,000 for 1999, and $2,511,000 for 1998. Additionally, amounts excludes rental income for those projects that opened in the reported year. Square footage for ground leases and square feet of GLA owned by tenants is excluded.

(2)
Average percent leased is defined as total average space leased for which rent was being paid, excluding tenants with leases having a term of less than one year.

(3)
Annual rent excludes $500,000 of ground lease rent for 1999 and $800,000 of ground lease rent for 1998.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS
As of June 30, 2002
(Dollars in thousands)
(unaudited)

        As of June 30, 2002, the Company had outstanding consolidated indebtedness in an aggregate amount of approximately $1.2 billion (excluding its pro rata share of unconsolidated joint venture debt) as set forth below:

	Principal Balance	Interest Rate Type		Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Potomac Mills/ Gurnee Mills	$351,400	Fixed		7.460%		$26,214		3/10/11	(1)	0%
Franklin Mills/ Liberty Plaza
Tranche A	104,469	Fixed		7.882%		8,234		5/5/07	(2)	0%
Mortgage Loan	18,977	Fixed		7.440%		1,412		5/5/07	(2)	0%
Mortgage Loan	12,331	Fixed		6.220%		767		5/5/07	(2)	0%
Sawgrass Mills
Mortgage Loan	251,696	Fixed		7.180%		18,072		7/7/06	(3)	0%
Mezzanine Loan	31,021	Variable		7.340	%(4)	2,285	(4)	7/7/06		0%
The Oasis at Sawgrass
Mortgage Loan	45,924	Fixed		7.180%		3,297		7/7/06	(3)	0%
Mezzanine Loan	5,660	Variable		7.340	%(4)	416	(4)	7/7/06		0%
Opry Mills	168,273	Fixed	(5)	L + 175bp		13,504	(5)	10/1/02	(6)	50%	(7)
CVS Portfolio	35,967	Fixed		7.960%		2,863		10/10/10		0%
CVS Portfolio	28,330	Fixed		9.350%		2,649		1/10/23		0%
CVS Portfolio	39,216	Fixed		6.498%		2,548		8/6/18		0%
Concord Mills Residual III	14,067	Variable		L + 225bp		575	(8)	12/31/02		100%	(9)

Total Property Mortgages	$1,107,331					$82,836
Mainstreet Retail	$10,913	Variable		L + 425bp		$664	(8)	7/21/10		100%	(10)
FoodBrand (Katy/ Franklin/Opry)	8,633	Fixed		11.104%		959		7/15/05		60%	(11)
FoodBrand (Arundel)	1,863	Fixed		9.249%		172		10/30/05		60%	(11)
Corporate Term Loan	40,000	Variable		L + 225bp		1,636	(8)	5/20/05	(12)	100%
Corporate Line of Credit (13)	38,000	Variable		L + 250bp		1,649	(8)	5/20/05		100%
Sawgrass Residual	2,871	Variable		L + 165bp		100	(8)	1/18/03		0%

Total Consolidated Indebtedness	$1,209,611					$88,016

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS (Continued)
As of June 30, 2002
(Dollars in thousands)
(unaudited)

(1)
The debt is a 30-year amortizing loan with an anticipated balloon repayment date of March 10, 2011. In the event the mortgage loan is not repaid by the anticipated balloon repayment date, the annual interest rate for each note will be increased to the greater of the stated rate plus 5% or the existing treasury rate plus 5%.

(2)
This indebtedness is a 30-year amortizing loan with an anticipated balloon repayment on May 5, 2007. In the event the mortgage loan is not repaid by the anticipated balloon repayment date, the annual interest rate will be increased by 5% per annum in excess of the stated interest rate. In addition, excess cash flow available after payment of the increased interest rate and scheduled amortization will be used to reduce the principal balance of the loan.

(3)
The debt is a 5-year amortizing mortgage loan with an anticipated balloon repayment of July 7, 2006. The total loan amount is $300,000 of which $253,709 was allocated to Sawgrass Mills and $46,291 was allocated to The Oasis at Sawgrass.

(4)
The interest rate is at LIBOR plus 4.50%. However, interest on a notional amount of $37,000 has been fixed through June 7, 2003 due to an interest rate swap which locks in LIBOR at 2.84%.

(5)
In June 2002, Opry Mills terminated its collar and floor agreement prior to the Company's acquisition of the ownership interest in Opry Mills that it did not already own. The interest rate continues to be considered fixed as the Company's share of the cost to terminate the hedge of $1,276 remains in other comprehensive income and will be amortized to interest expense ratably through its maturity in September, 2002.

(6)
The loan has a term of three years with a one year extension option.

(7)
The principal is guaranteed by the Company and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was 100% of loan amount; (ii) upon completion of construction, fulfilling certain occupancy requirements as defined per construction loan agreement and a DSC ratio of 1.10 the "Guaranteed Amount" will reduce to 50%. As of June 30, 2002, the guarantee amount was 50%.

(8)
Calculated using 30-day LIBOR 1.83875% which was the rate at June 30, 2002.

(9)
The total commitment under this construction loan is $15,000. Funds are available subject to certain performance measures and restrictive covenants. The loan is fully guaranteed by the Company.

(10)
The collateral for the loan are the pushcarts and kiosks that are owned by Mainstreet Retail, an affiliate of the Company. The loan is fully guaranteed by the Company.

(11)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at the respective centers. The leases have five year lease terms and are fully guaranteed by the Company, however, our joint venture partner, the Panda Restaurant Group, has agreed to indemnify the Company for up to 40% of the debt balance.

(12)
The corporate term loan was extended for an additional two year term maturing on May 20, 2005 and will be co-terminus with The Company's unsecured revolving credit facility.

(13)
In May 2002, The Company refinanced its unsecured corporate credit facility for a three year period. The total commitment under the cedit facility is $175,000. Funds are available subject to certain performance measures and restrictive covenants. The line bears interest at a variable rate ranging from 175 basis points to 275 basis points over LIBOR subject to certain leverage tests. As of June 30, 2002, the interest rate was LIBOR plus 250bp.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS
As of June 30, 2002
(Dollars in thousands)
(unaudited)

	Principal Balance	Total Commitment	Interest Rate Type	Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Arizona Mills	$144,140	N/A	Fixed	7.895%		$11,380		10/5/10		0.0%
Grapevine Mills	155,000	N/A	Fixed	6.470%		10,029		10/1/08	(1)	0.0%
Grapevine Mills II	14,343	N/A	Fixed	8.390%		1,203		11/5/08	(2)	0.0%
Ontario Mills	139,647	N/A	Fixed	6.750%		9,426		12/1/08	(3)	0.0%
Ontario Mills II	10,388	N/A	Fixed	8.010%		832		1/5/09		0.0%
The Block at Orange (4)	132,911	N/A	Fixed(4)	8.000%		10,543		5/1/06		18.7%(5)
FoodBrand (Discover)	4,057	N/A	Fixed	9.190%		373		2/28/07		60.0%(6)

Total Permanent Loans	$600,486					$43,786

Concord Mills	$177,841	$177,841	Variable	L + 145bp	(7)	5,998	(7)	12/2/02	(8)	35.0%(9)
Katy Mills	145,035	145,035	Variable	L + 175bp		5,205	(10)	3/31/03	(11)	29.0%(12)
Arundel Mills	179,903	191,000	Variable	L + 165bp	(13)	7,127	(13)	5/22/03	(14)	20.0%(15)
Discover Mills	157,130	172,243	Variable	L + 200bp	(16)	7,389	(16)	4/15/04	(17)	50.0%(18)
Colorado Mills	39,415	160,000	Variable	L + 225bp	(19)	1,612	(10)	3/28/05	(14)	100.0%(20)

Total Construction Loans	$699,324	$846,119				$27,331

Total Unconsolidated Indebtedness	$1,299,810	$846,119				$71,117

(1)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date of October 1, 2008. The loan has an interest only payment period through September 1, 2002. In the event the mortgage loan is not repaid by the anticipated balloon repayment date, the annual interest rate will be the greater of (i) the loan interest rate plus 2% or (ii) the yield calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the anticipated repayment date.

(2)
This indebtedness is a 30-year amortizing loan with a balloon repayment date of November 5, 2008.

(3)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date on December 1, 2008. In the event the mortgage is not repaid by the anticipated balloon repayment date, the annual interest rate will be the greater of (i) the loan interest rate plus 5% or (ii) the Treasury Rate plus 5%.

(4)
This indebtedness is evidenced by two loans: a permanent loan in the amount of $108,000 and a mezzanine loan in the amount of $27,000. Interest on the loans is considered to be fixed through May 1, 2006 due to an amortizing interest rate swap which effectively fixed the interest rate at 8%.

(5)
The mezzanine portion of the loan is guaranteed 100% by the Company. As of June 30, 2002, the guaranteed amount was $24,911.

(6)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Discover Mills. The lease has a five year lease term and is guaranteed 60% by the Company.

(7)
The interest rate is LIBOR plus 145 basis points due to an amendment to the loan agreement occurring on May 31, 2002. Additionally, the Company entered into a LIBOR contract to fix LIBOR at 1.9225% on a notional amount of $177,800 maturing July 22, 2002.

(8)
The loan had an original maturity date of December 2, 2001. The Company exercised the first of two one-year options to extend the maturity date to December 2, 2002.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS
As of June 30, 2002
(Dollars in thousands)
(unaudited)

(9)
The loan is guaranteed 100% by by the Company and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was 100% of loan amount; (ii) reduced to 50% upon achieving completion and occupancy requirements; (iii) reduced to 35% upon achieving a DSC ratio of 1.20 for three consecutive months; (iv) and reduced to 20% upon achieving a DSC ratio of 1.35 for three consecutive months subsequent to the prior condition. These guaranty percentages were amended in the second quarter in conjunction with the Company acquiring a portion of Simon's interest in the partnership.

(10)
Calculated using 30-day LIBOR at 1.83875%, which was the rate at June 30, 2002.

(11)
The loan had an original maturity date of March 31, 2002. The Company exercised a one year extension option to extend the maturity date to March 31, 2003.

(12)
The principal is guaranteed by the Company and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was $168 million of the loan amount; (ii) upon completion of construction, the grand opening of the project and a DSC ratio of 1.00 the Guaranteed Amount will reduce to $84 million. (iii) and upon achieving a DSC ratio of 1.25 the Guaranteed Amount will reduce to $42 million. As of June 30, 2002, the Guaranteed Amount was $42 million.

(13)
The interest rate is LIBOR plus 165 basis points due to an amendment to the loan agreement occurring on May 31, 2002 in conjunction with the Company acquiring a portion of Simon's interest in the partnership and the achievement of a DSC ratio of 1.35. Effective January 25, 2002 the Company entered into a LIBOR contract to fix LIBOR at 2.33875% on a notional amount of $170,035 maturing January 23, 2003.

(14)
The loan has a term of three years with two one-year extension options.

(15)
The principal and interest are guaranteed 100% by the Company. The Company's guarantee may be reduced as follows: (i) upon closing the construction loan, the "Guaranteed Amount" was 100% of loan amount, (ii) upon completion of construction, and fulfilling certain occupancy requirements as defined in the construction loan agreement, the Guaranteed Amount was reduced to 50%; (iii) upon achieving a DSC ratio of 1.20 the Guaranteed Amount was reduced to 35%; (iv) upon achieving a DSC ratio of 1.35 for three consecutive months subsequent to the prior condition the Guaranteed Amount was reduced to 20%. These guaranty percentages were amended in the second quarter in conjunction with The Company acquiring a portion of Simon's interest in the partnership.

(16)
The interest rate is LIBOR plus 200 basis points because the construction phase completion date has occurred, the DSC ratio has equaled or exceeded 1.25, the occupancy requirements are met, and there has been no event of default. The interest rate can be further reduced to LIBOR plus 175 basis points when the project achieves a DSC ratio of 1.40 and the borrower has prepaid at least $10 million of the principal amount. Additionally, the Company entered into a swap that fixed LIBOR at 2.91% on a notional amount of $126.7 million maturing on June 1, 2003.

(17)
The loan has a term of three years with a one-year extension option.

(18)
The principal and interest are guaranteed by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the loan agreement, and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.25, the Guaranteed Amount will be 25% of the loan amount.

(19)
The interest rate will be LIBOR plus 225 basis points until completion and occupancy requirements are met and the property achieves a DSC ratio of 1.20. Once achieved, the interest rate will be LIBOR plus 200 basis points. The interest rate can be further reduced to LIBOR plus 187.5 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.25. The interest rate can be further reduced to LIBOR plus 175 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.40. However, in no event shall there be more than one reduction per calendar quarter.

(20)
The principal and interest are guaranteed by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the construction loan agreement and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.30, the Guaranteed Amount will be 30% of the loan amount; (iii) upon satisfaction of all previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.50, the Guaranteed Amount will be 20% of the loan amount.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS
(unaudited)

Gross Sales (PSF)(1)
Twelve Months Ended June 30,	Current Year(2)	Prior Year	Percentage Change
2002	$ 329	$ 339	(2.9%)
2001	351	348	0.9%
2000	349	333	4.8%
Comparable Same Space Sales (in thousands)(3)
Six Months Ended June 30,	Current Year(4)	Prior Year	Percentage Change
2002	$ 583,111	$ 608,354	(4.0)%
2001	476,894	483,841	(1.4)%
2000	463,882	458,732	1.1%
Comparable Same Center Sales (PSF)(5)
Twelve Months Ended June 30,	Current Year	Prior Year	Percentage Change
2002	$ 329	$ 339	(2.9)%
2001	351	348	0.9%
2000	342	333	2.7%

(1)
The amounts presented above represent gross sales per square foot ("PSF") as reported by our specialty store tenants for each of the twelve-month periods ended June 30, 2002, 2001 and 2000 and includes for both current and prior year periods only those projects that the Company believes have achieved stabilized performance levels.

  The projects included in the respective years are as follows:

2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.
2000	Potomac Mills, Franklin Mills, Sawgrass Mills (including the Oasis at Sawgrass), Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and the Block at Orange.
(2)
Excluding Sawgrass Mills and Arizona Mills, which were impacted by the tragic events of September 11th, gross reported specialty sales per square foot were $318 for the twelve months ended June 30, 2002 versus $318 for the twelve months ended June 30, 2001.

(3)
For each of the years presented above, comparable sales include only those tenants that have been in occupancy for the prior 18-month periods ended June 30, 2002, 2001, and 2000, respectively, as compared with sales for those same tenants as of June 30 of the prior year. Opry Mills, Arundel Mills and Discover Mills which opened May 2000, November 2000, and November 2001, respectively, are excluded from this analysis, since these projects have not achieved stabilized performance levels. For the same reason Concord and Katy Mills are also excluded from the 2000 analysis.

(4)
Excluding Sawgrass Mills and Arizona Mills, which were impacted by the tragic events of September 11th, comparable sales were $421,322 for the six months ended June 30, 2002 versus $423,139 for the six months ended June 30, 2001 or a decrease of 0.4%.

(5)
The amounts presented above represent gross sales per square foot ("PSF") as reported by our specialty store tenants for each of the twelve-month periods ended June 30, 2002, 2001 and 2000 and includes for both current and prior year periods only those projects that the Company believes have achieved stabilized performance levels.

  The projects included in the respective years are as follows:

2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.
2000	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and the Block at Orange.

THE MILLS CORPORATION
CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
June 30, 2002
(unaudited)

Mills, Block and Community Centers Combined (1)(2)(3)

		Years Ended, December 31,
	Six Months Ended, June 30, 2002
		2001	2000
Recurring Non-Tenant Capital Expenditures (4)
Costs	$468,023	$1,188,795	$1,173,885
Per Square Foot (5)	0.04	0.11	0.10
Recurring Tenant Improvement/Leasing Costs (6)
Costs	$1,028,622	$1,821,232	$3,617,617
Per Square Foot Improved (7)	1.12	8.82	7.60
Per Square Foot (5)	0.13	0.20	0.37
Total Recurring Costs
Costs	$1,496,645	$3,010,027	$4,791,502
Per Square Foot (5)	0.17	0.31	0.47
Non-Recurring Tenant Improvements/Leasing Costs (6)
Costs (8)	$4,219,767	$11,561,703	$27,614,724
Per Square Foot Improved (9)	13.45	14.06	61.40
Per Square Foot (5)	0.67	1.08	2.25
Work in Process (10)
Cumulative Improved Costs	$11,668,055	$9,903,298	$1,989,851
Cumulative Improved Costs Per Square Foot (11)	17.73	29.00	13.92

(1)
Analysis excludes projects that have not reached stabilized performance levels.

(2)
Capital expenditures include only the Company's share of costs related to the joint venture projects.

(3)
The Company sold ten community centers during the third quarter of 2000.

(4)
Recurring non-tenant capital expenditures include expenditures that are neither tenant related nor recoverable from tenants.

(5)
Expenditures divided by total GLA of the properties (excluding space owned by certain anchor store tenants).

(6)
Recurring and non-recurring tenant improvements/leasing costs are comprised of tenant-specific costs, including tenant improvements, tenant allowances and capitalized internal leasing costs.

(7)
Calculated as recurring tenant improvements/leasing costs divided by GLA of all recurring store openings (including spaces requiring no expenditures).

(8)
Includes expansion costs for Franklin Mills and Gurnee Mills and non-recurring remerchandising costs. Excludes expansion costs for The Oasis at Sawgrass, Ontario Mills and Grapevine Mills.

(9)
Calculated as non-recurring tenant improvements/leasing costs divided by GLA of all non-recurring store openings.

(10)
Work in process is comprised of construction in progress that will be shown as recurring tenant improvement/leasing costs or non-recurring tenant improvement/leasing costs when the work is completed.

(11)
Calculated as work in process divided by GLA of all space with work in process.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS
(Dollars in thousands except ratio and per share data)
(unaudited)

	As of and for the Twelve Months Ended June 30,
	2002		2001
COVERAGE RATIOS (Trailing 12 months EBITDA with JV's, Interest Expense with JV's)
Consolidated Interest Expense (net of loan cost amortization)	$48,611		$54,653
JV Portion of Interest Expense (net of loan cost amortization) (1)	33,563		33,470

Total Interest Expense	$82,174		$88,123

Interest Coverage Ratio (EBITDA / Interest Expense)	2.86		2.40
Fixed Charge Ratio (EBITDA / Interest Expense and Principle Amortization)	2.34		2.15
LEVERAGE RATIOS
Consolidated Debt to Market Capitalization Ratio	40.4%		50.1%
Consolidated Debt plus Convertible Preferred Stock to Market Capitalization Ratio	42.9%		51.9%
Total Debt to Market Capitalization Ratio (includes the Company's Share of JV Debt)	50.5%		60.6%
Total Debt plus Convertible Preferred Stock to Market Capitalization Ratio (includes the Company's Share of JV Debt)	52.6%		61.8%
PAYOUT RATIOS (Trailing 12 months)
Dividends Paid	$94,826		$82,734
Funds from Operations	$140,527		$110,252
Adjusted Funds from Operations	$137,309		$106,125
FFO Payout Ratio (Dividends / FFO)	0.67		0.75
AFFO Payout Ratio (Dividends / AFFO)	0.69		0.78
DEBT INDICATORS
Weighted Average Maturity (Includes the Company's Share of JV Debt)	5.08	yrs	5.30	yrs
Weighted Average Interest Rate (Consolidated Debt Only)	7.28%		7.23%
Weighted Average Interest Rate (Includes the Company's Share of JV Debt)	6.66%		6.86%
Fixed Rate Debt% (Consolidated Debt Only)(2)	88.22%		61.80%
Fixed Rate Debt% (Includes the Company's Share of JV Debt) (2)	75.00%		61.90%

(1)
Includes annualized interest expense for Discover Mills for 2002 and Opry Mills and Arundel Mills for 2001.

(2)
Assumes Sawgrass Mills mezzanine debt, The Block at Orange debt and a portion of the Discover Mills debt as fixed rate debt due to swaps put in place to fix the LIBOR rate on these loans and assumes the Opry Mills debt is fixed (see note 5 on page 20).

THE MILLS CORPORATION
KEY FINANCIAL RATIOS (Continued)
(Dollars in thousands except ratio and per share data)
(unaudited)

	As of and for the Twelve Months Ended June 30,
	2002	2001
MARKET CAPITALIZATION CALCULATIONS
Shares and units outstanding (end of quarter)	55,109	40,051
Stock price (end of quarter)	$31.00	$24.60

Equity Market Capitalization (A)	$1,708,379	$985,255

Consolidated Debt (end of quarter)	$1,209,611	$989,682
Mills Share of JV Debt (end of quarter)	611,941	526,813

Total Debt (B)	$1,821,552	$1,516,495

Convertible Preferred Stock (C)	$75,000	$75,000

Total Market Capitalization (A) + (B) + (C)	$3,604,931	$2,576,750

EBITDA CALCULATION
Income Before Extraordinary Items and Minority Interest	$65,151	$61,805
Less: Equity in Earnings of Unconsolidated JVs before Extraordinary Items	(19,805)	(14,449)
Less: Sale of Community Centers	—	(18,370)
Plus: Consolidated Depreciation and Amortization	39,505	42,252
Plus: Consolidated Interest Expense	52,813	54,653
Plus: JV Share of EBITDA from JV Investments(1)	97,675	85,243

Total EBITDA	$235,339	$211,134

FFO and AFFO
Funds from Operations	$140,527	$110,252
Less: Recurring Capital Expenditures	(3,218)	(4,127)

Adjusted Funds From Operations	$137,309	$106,125

(1)
Includes annualized EBITDA for Discover Mills in 2002 and Arundel Mills for 2001.